                             LETTER OF TRANSMITTAL
                                       TO
                 TENDER UNITS OF LIMITED PARTNERSHIP INTERESTS
                                       OF
      T. ROWE PRICE REALTY INCOME FUND I,       A NO-LOAD LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND II, AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND III,AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND IV, AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP
PURSUANT TO THE RESPECTIVE OFFERS TO PURCHASE DECEMBER 10, 1996, AS EACH MAY BE
                           AMENDED FROM TIME TO TIME
                                       BY
                            LIDO ASSOCIATES, L.L.C.

                                                                                                  TOTAL PURCHASE
                                                        NUMBER OF     NUMBER OF(1)     PURCHASE   PRICE(2)
                                          PARTNERSHIP   UNITS OWNED   UNITS TENDERED   PER UNIT   IF ALL UNITS TENDERED
                                          -----------   -----------   --------------   --------   ----------------------

                                          (1) If no indication is marked above, all Units
                                              issued will be deemed to have been tendered.
                                          (2) Reduced by the amount of any distributions made
                                              or declared by the Partnership subsequent to the
PLEASE INDICATE CHANGES OR CORRECTIONS        date of the Offer.
 TO THE ADDRESS PRINTED ABOVE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EACH OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT EASTERN TIME, ON JANUARY 17, 1997 (THE "EXPIRATION DATE") UNLESS THE APPLICABLE OFFER IS EXTENDED.

    The undersigned ("Unitholder") hereby tender(s) to Lido Associates, L.L.C., a Delaware limited liability company (the "Purchaser"), the number of the undersigned's units of limited partnership interests ("Units") of the applicable Partnership as specified above for the Purchase Price indicated in the applicable Offer to Purchase, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the applicable Offer to Purchase and this Letter of Transmittal (the "Letter of Transmittal"; which, together with any supplements or amendments, collectively constitute the "Offer"), all as more fully described in the applicable Offer to Purchase. The Purchase Price will automatically be reduced by the aggregate amount of distributions per Unit, if any, made or declared by the applicable partnership after November 25, 1996. In addition, if a distribution is made or declared after the Expiration Date but prior to the date on which the Purchaser or its assignee pays for tendered Units, the Purchaser will offset the amount otherwise due to a Unitholder pursuant to the Offer in respect of tendered Units which have been accepted for payment but not yet paid for by the amount of any such distribution. Receipt of the applicable Offer to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings assigned in the applicable Offer to Purchase.
    By executing and delivering this Letter of Transmittal, a tendering Unitholder irrevocably appoints the Purchaser and designees of the Purchaser and each of them as such Unitholder's proxies, with full power of substitution, in the manner set forth in this Letter of Transmittal to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Purchaser (and with respect to any and all other interests or other securities issued or issuable in respect of such Units on or after the date hereof). All such proxies shall be considered irrevocable and coupled with an interest in the tendered Units. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Units for payment. Upon such acceptance for payment, all prior proxies given by such Unitholder with respect to such Units (and such other interests and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed (and, if given or executed, will not be effective). The Purchaser and its designees will, with respect to the Units (and such other interests and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such Unitholder as they in their sole discretion may deem proper at any meeting of limited partners or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately upon the Purchaser's payment for such Units, the Purchaser must be able to exercise full voting rights with respect to such Units and other securities, including voting at any meeting of limited partners.
    By executing and delivering the Letter of Transmittal, a tendering Unitholder also irrevocably constitutes and appoints the Purchaser and its designees as the Unitholder's attorneys-in-fact, each with full power of substitution to the extent of the Unitholder's rights with respect to the Units tendered by the Unitholder and accepted for payment by the Purchaser. Such appointment will be effective when, and only to the extent that, the Purchaser accepts the tendered Units for payment. Upon such acceptance for payment, all prior powers of attorney granted by the Unitholder with respect to such Units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such Units on the Partnership books maintained by the transfer agent and registrar for the Partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, (ii) upon receipt by the Information Agent/Depositary (as the tendering Unitholder's agent) of the Purchase Price, to become a substitute limited partner, to receive any and all distributions made by the Partnership after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer, (iii) to execute and deliver to the General Partner a change of address form instructing the General Partner to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form, and
(iv) to endorse any check payable to or upon the order of such Unitholder representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer. If legal title to the Units is held through an IRA or KEOGH or similar account, the Unitholder understands that this Agreement must be signed by the custodian of such IRA or KEOGH account and the Unitholder hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Agreement, in each case on behalf of the tendering Unitholder. This power of attorney shall not be affected by the subsequent mental disability of the Unitholder, and the Purchaser shall not be required to post a bond in connection with this power of attorney.
    By executing and delivering the Letter of Transmittal, a tendering Unitholder irrevocably assigns to the Purchaser and its assigns all of the right, title and interest of such Unitholder in the Partnership with respect to the Units tendered and purchased pursuant to the applicable Offer, including, without limitation, such Unitholder's right, title and interest in and to any and all distributions made by the Partnership after the Expiration Date in respect of the Units tendered by such Unitholder and accepted for payment by the Purchaser, regardless of the fact that the record date for any such distribution may be a date prior to the Expiration Date. The Purchaser will seek to be admitted to the Partnership as substitute limited partners upon consummation of the Offer and it is the intention of the Unitholder that upon consummation of the purchase of Unitholder's Units pursuant hereto that the Purchaser suceed to the Unitholder's interest as a substitute limited partner of the Partnership in such Unitholders place.
    By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Units pursuant to the applicable Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
    The undersigned recognizes that, if proration is required pursuant to the terms of the applicable Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Units permitted pursuant to the applicable Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.
    The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the applicable Offer. The undersigned recognizes that under certain circumstances set forth in the applicable Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. Except as stated in the applicable Offer to Purchase, this tender is irrevocable, provided that Units tendered pursuant to the applicable Offer may be withdrawn at any time prior to the applicable Expiration Date.

                                                        SIGNATURE BOX

Please sign exactly as your name is printed (or        X
corrected) above. For joint owners, each joint         ----------------------------------------------------------------------
owner must sign. If signed by the registered           (Signature of Owner)                    (Date)
holder(s) of the Units and payment is to be made       X
directly to that holder(s) or Eligible                 ----------------------------------------------------------------------
Institution, then no signature guarantee is            Taxpayer Identification Number of Owner (other than IRA's)
necessary. In all other cases, all signatures must     X
be guaranteed by an Eligible Institution. (SEE         ----------------------------------------------------------------------
INSTRUCTION 2.) The signatory hereto hereby            (Signature of Co-Owner)                        (Date)
certifies under penalties of perjury the Taxpayer      X
I.D. No. furnished in the blank provided above and     ----------------------------------------------------------------------
the statements in Box A, Box B and, if applicable,     (Title)
Box C. The undersigned hereby represents and           Telephone (Day) (   )             Telephone (Eve) (   )
warrants for the benefit of the Partnership(s) and     --------------- --------------- ------------------
the Purchasers that the undersigned owns theUnits      ----------------------- - - ---- ---------
tendered hereby and has full power and authority       GUARANTEE OF SIGNATURE (IF REQUIRED. SEE INSTRUCTION 2)
to validly tender, sell, assign, transfer, convey      Name of Firm: ---------------------------------------------------
and deliver the Units tendered hereby and that         Authorized Signature: ---------------------------------------------
when the same are accepted for payment by the
Purchasers, the Purchasers will acquire good,
marketable and unencumbered title thereto, free
and clear of all liens, restrictions, charges,
encumbrances, conditional sales agreements or
other obligations relating to the sale or transfer
thereof, and such Units will not be subject to any
adverse claims and that the transfer and
assignment contemplated herein are in compliance
with all applicable laws and regulations. All
authority herein conferred or agreed to be
conferred shall survive the death or incapacity of
the undersigned and any obligations of the
undersigned shall be binding upon the heirs,
personal representatives, successors and assigns
of the undersigned. Except as stated in the
applicable Offer to Purchase, this tender is
irrevocable.

                               TAX CERTIFICATIONS

                                     BOX A
                              SUBSTITUTE FORM W-9
                  (SEE INSTRUCTION 4 - U.S. PERSONS AND BOX A)

    The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

    (i) The Taxpayer Identification No. ("TIN") furnished in the space provided for that purpose on the front of this Letter of Transmittal is the correct TIN of the Unitholder, unless theUnits are held in an Individual Retirement Account
(IRA); or if this box / / is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and

    (ii) Unless this box / / is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

    Note: Place an "X" in the box in (ii) above, if you are unable to certify that the Unitholder is not subject to backup withholding.

                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 3 - BOX B)

    Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

    (i) Unless this box / / is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue code and Income Tax Regulations);

    (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of this Letter of Transmittal; and

    (iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is
________________________.
    The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 3 - BOX C)

By checking this box / /, the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under U.S. federal income tax laws, because the Unitholder:

    (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

    (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

    (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

FOR UNIS TO BE ACCEPTED FOR PURCHASE, UNITHOLDERS SHOULD COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL IN THE SIGNATURE BOX AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED, OR BY HAND OR OVERNIGHT DELIVERY TO: THE HERMAN GROUP, INC. 2121 SAN JACINTO STREET, 26TH FLOOR, DALLAS, TX 75201, OR BY FACSIMILE TO: (214) 999-9323 OR (214) 999-9348. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

               INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
                            LIDO ASSOCIATES, L.L.C.
            OFFER TO PURCHASE UNITS OF LIMITED PARTNERSHIP INTERESTS
                                       OF
      T. ROWE PRICE REALTY INCOME FUND I,       A NO-LOAD LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND II, AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND III,AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP
      T. ROWE PRICE REALTY INCOME FUND IV, AMERICA'S SALES-COMMISSION-FREE REAL
                           ESTATE LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
          FOR ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL CALL:
                             THE HERMAN GROUP, INC.
                               AT (800) 992-6213
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1. DELIVERY OF LETTER OF TRANSMITTAL. For convenience in responding to the applicable Offer, a pre-addressed, postage-paid envelope has been enclosed with the Offers to Purchase. HOWEVER, TO ENSURE RECEIPT OF THE LETTER OF TRANSMITTAL, IT IS SUGGESTED THAT YOU USE OVERNIGHT COURIER DELIVERY OR, IF THE LETTER OF TRANSMITTAL IS TO BE DELIVERED BY UNITED STATES MAIL, THAT YOU USE CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.
    To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) must be received by the Information Agent/Depositary at the address (or facsimile number) set forth below before the Expiration Date, Midnight, Eastern Time on January 17, 1997, unless extended. LETTERS OF TRANSMITTAL WHICH HAVE BEEN DULY EXECUTED, BUT WHERE NO INDICATION IS MARKED IN THE "UNITS TENDERED" COLUMN, SHALL BE DEEMED TO HAVE TENDERED ALL UNITS PURSUANT TO THE APPLICABLE OFFER.

BY MAIL:                                     THE HERMAN GROUP, INC.
                                             2121 San Jacinto
                                             26th Floor
                                             Dallas, TX 75201

BY HAND DELIVERY:                            2121 San Jacinto Street, 26th Floor
                                             Dallas, TX 75201

BY FACSIMILE:                                (214) 999-9323
                                             or
                                             (214) 999-9348

FOR ADDITIONAL INFORMATION CALL:             (800) 992-6213

    THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNITHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT/DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2. SIGNATURES. All Unitholders must sign in the Signature Box on the front of the Letter of Transmittal. If the Units are held in the names of two or more persons, all such persons must sign. When signing as a general partner, corporate officer, attorney-in-fact, executor, custodian, administrator or guardian, please give full title and send proper evidence of authority with this Letter of Transmittal. With respect to most trusts, the applicable Partnership will generally require only the named trustee to sign. For Units held in a CUSTODIAL ACCOUNT FOR MINORS, only the signature of the custodian will be required.
    For IRA CUSTODIAL ACCOUNTS, the beneficial owner should return the executed Letter of Transmittal to the Information Agent/Depositary as specified in Instruction 1 herein. Such Letter of Transmittal will then be forwarded by the Information Agent/Depositary to the Custodian for additional execution. Such Letter of Transmittal will not be considered duly completed until after it has been executed by the Custodian.
    If the Letter of Transmittal is signed by the registered holder of the Units and payment is to be made directly to that holder, then no signature guarantee is required on the Letter of Transmittal. Similarly, if theUnits are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

3. U.S. PERSONS. A Unitholder who or which is a United States citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States Persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should follow the instructions below with respect to certifying Boxes A and B (on the reverse side of the Letter of Transmittal).
    TAXPAYER IDENTIFICATION NUMBER. To avoid 31% federal income tax backup withholding, the Unitholder must furnish his, her's or it's Taxpayer Identification Number in the blank provided for that purpose on the front of the Letter of Transmittal and certify under penalties of perjury Box A, B and, if applicable, Box C.
    WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING NOTE AS A GUIDELINE:

        NOTE: INDIVIDUAL ACCOUNTS should reflect their own TIN. JOINT ACCOUNTS should reflect the TIN of the person whose name appears first. TRUST ACCOUNTS should reflect the TIN assigned to the Trust. IRA CUSTODIAL ACCOUNTS should reflect the TIN of the custodian. CUSTODIAL ACCOUNTS FOR THE BENEFIT OF MINORS should reflect the TIN of the MINOR. CORPORATIONS OR OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity. If you need additional information, please see the enclosed copy of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    SUBSTITUTE FORM W-9 - BOX A.

    (i) In order to avoid 31% federal income tax backup withholding, the Unitholder must provide to the Purchasers in the blank provided for that purpose on the front of the Letter of Transmittal the Unitholder's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN being provided on the Substitute Form W-9 is that of the registered Unitholder as indicated on the front of the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    (ii) DO NOT CHECK THE BOX IN BOX A, PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

    FIRPTA AFFIDAVIT - BOX B. To avoid withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unitholder who or which is a United States Person (as defined in Instruction 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. CHECK THE BOX IN BOX B, PART (ii), ONLY IF YOU ARE NOT A U.S. PERSON, AS DESCRIBED THEREIN.

4. FOREIGN PERSONS - BOX C. In order for a Unitholder who is a FOREIGN PERSON (i.e., not a United States Person as defined in Instruction 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in BOX C of this Letter of Transmittal attesting to that foreign person's status by checking the box in such statement. UNLESS THE BOX IS CHECKED, SUCH FOREIGN PERSON WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

5. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

6. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchasers and such determination will be final and binding. The Purchasers' interpretation of the terms and conditions of the applicable Offer (including these instructions for the Letter of Transmittal) also will be final and binding. The Purchasers will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchasers shall determine unless waived by it.
    The Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchasers nor the Information Agent/Depositary are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

7. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent/Depositary which demonstrates, to the satisfaction of the Purchasers, such person's status as an assignee.

                            FOR INFORMATION PLEASE CALL:
                                 [logo to come]
                            2121 San Jacinto Street
                                   26th Floor
                              Dallas, Texas 75201
                                       or
                         Call Toll-Free (800) 992-6213